For Immediate Release

Contact: Andrew M. O’Shea Chief Financial Officer 860.298.0444 aoshea@moscowcablecom.com	Or: Barbara Cano Breakstone Group International 646.452.2334 bcano@breakstone-group.com

Moscow CableCom Corp. Announces 2005 Fourth Quarter and Twelve Month Results

Q4 Revenues Up 89.4% Compared to Q4 2004

New York, NY – April 27, 2006 – Moscow CableCom Corp. (NASDAQ: MOCC) today announced its results of operations for the three months and year ended December 31, 2005.

For the year ended December 31, 2005, revenues totaled $10,603,000, a 72.9% increase from the ten-month transition period ended December 31, 2004, which in turn included twelve months of revenues from AKADO, the Company’s operating subsidiary in Moscow. The Company’s net loss for the year ended December 31, 2005 was $12,101,000. After deducting $225,000 of preferred dividends and $10,781,000 of non-cash charges relating to the beneficial conversion feature of the Series B Preferred Stock issued in January 2005, the loss was $23,107,000, or $2.61 per share, basic and diluted, based on 8,842,000 weighted average shares outstanding. This weighted average number of shares does not include the 4,313,000 weighted average shares of Series B Convertible Preferred Stock that are convertible into the Company’s Common Stock on a share-for-share basis. The results compare to a net loss of $5,151,000, or $5,341,000, after preferred dividends for the ten-month transition period ended December 31, 2004, or $0.62 per share, basic and diluted, based on 8,612,000 weighted average shares outstanding. The non-cash beneficial conversion feature increased our current net loss per share by $1.22.

 For three months ended December 31, 2005, Moscow CableCom’s revenues totaled $3,560,000, an 89.4% increase from revenues of $1,880,000 as was reported for the comparable period in 2004 and the Company’s net loss applicable to common shareholders totaled $4,171,000, or $0.47 per share, basic and diluted. For the last month of the transition period ended December 31, 2005, which included three months of AKADO’s results, the Company incurred a net loss applicable to common shareholders of $1,373,000, or $0.15 per share basic and diluted. The current quarter’s loss per share was based on 8,861,000 weighted average shares outstanding for the period, and does not include the 4,500,000 shares of Series B Convertible Preferred Stock that are convertible into the Company’s Common Stock on a share-for-share basis. In the prior year’s final period, the loss per share was based on 8,798,000 weighted average shares outstanding.

These revenue increases were the result of an increase in the number of subscribers for AKADO’s Internet and pay TV services. As of December 31, 2005, AKADO had 34,600 active subscribers for its Internet access services, a 115.4% increase for the year. The number of active subscribers for AKADO’s cable television services increased to 15,618, up 114.9%, year-over-year. This subscriber growth resulted from the marketing of AKADO’s cable television services,which resumed late in the second quarter. Further, these increases in subscribers spanned throughout AKADO’s growing hybrid-fiber coaxial network in Moscow, which was expanded by 64.2% during 2005 to reach 325,954 homes and businesses.

Mikhail Smirnov, the Company’s Chief Executive Officer stated, “We are very pleased with the significant strides we have made during the year, as well as the fourth quarter of 2005. We increased our homes passed network by 64.2% during the year, and made progress towards additional significant expansion that will be noted in our first quarter of 2006 and beyond. We have increased our market penetration and growth rate for subscriber services, particularly in the fourth quarter, when the number of active subscribers for our digital TV and Internet services increased by 65.0% and 38.5%, respectively.

“We achieved several key targets in December 2005.  For the first time ever, our monthly service revenues exceeded $1 million while monthly sales of digital TV and Internet contracts hit their all-time high of over 2,800 and 4,500, respectively.  This stellar trend has continued into the first quarter of 2006 with increased subscriber levels for our digital TV and Internet services. This growth has continued to be strong through the first quarter of 2006.”

“2005 was also notable for us in terms of our geographic expansion.  We entered two additional administrative regions in Moscow, namely Zelenograd and the Northwest, and we have since successfully completed the build-out of Zelenograd.  As a result of our further progress in the first quarter of 2006, we currently have a presence or a constructing in five out of ten administrative regions in Moscow – a definitive step forward towards comprehensive coverage throughout Moscow. “

“We expect 2006 to be a pivotal year for us. We are currently utilizing $10 million of proceeds received in the first quarter under the Renova Media term debt to continue our focus on expanding network coverage, increasing subscriber growth and improving the quality of our services, while broadening of our product offerings.”

Evaluation of Disclosure Controls and Procedures

As reported in the Company’s Current Report on Form 8-K on April 18, 2006, and in Form of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K, as of December 31, 2005, the Company’s management identified the following material weaknesses in the Company’s internal control over financial reporting:

1.

As of December 31, 2005, the Company did not maintain effective controls over its anti-fraud programs.  Specifically, the Company did not (i) prepare a formalized assessment of fraud risk or implement certain corporate governance policies that had been approved by our Board of Directors (including an Employee Complaint procedure, a policy on Securities Trading by Employees, Officers and Directors, and the Code of Ethics for our Chief Executive Officer, Chief Financial Officer and All Accounting and Financial Personnel), (ii) implement a Code of Business Conduct for all employees and (iii) monitor compliance with the Company’s anti-fraud programs and controls.  Additionally, this control deficiency could result in more than a remote likelihood that a misstatement of the Company's annual or interim consolidated financial statements would not be prevented or detected.  Accordingly, management has concluded that this control deficiency constitutes a material weakness.

2.

As of December 31, 2005, the Company did not have an adequate level of review of complex and judgmental accounting issues primarily because it did not maintain a sufficient complement of personnel with an appropriate level of accounting knowledge, experience and training in the application of accounting principles generally accepted in the United States commensurate with the Company’s financial reporting requirements. Specifically, the Company lacked adequate review and analysis with respect to: (i)  the accuracy of the valuation allowance relating to deferred tax assets; (ii) the completeness and accuracy of the inventory and construction material obsolescence reserves; (iii) the application of accounting principles generally accepted in the United States of America with respect to the accounting for stock options with intrinsic value on the date of grant or with provisions that give rise to variable accounting for such options; (iv) the determination of the functional currency of our Moscow-based operating subsidiary; and (v) the application of accounting principles generally accepted in the United States of America with respect to the accounting for revenue and costs at the time of installation of Internet or cable TV services. This control deficiency contributed to audit adjustments which were made during the preparation of the 2005 consolidated financial statements.  Additionally, this control deficiency could result in more than a remote likelihood that a misstatement of the Company's annual or interim consolidated financial statements would not be prevented or detected.   Accordingly, management has concluded that this control deficiency constitutes a material weakness.

Remediation Initiatives

Anti-fraud Programs:

As part of the remediation process, which will be implemented in 2006, we will prepare a formalized assessment of the risk of fraud within the Company and based upon the assessment developed, we will design and implement specific internal control testing measures to ensure that our overall policies and procedures with respect to fraud detection and prevention are adequate and functioning effectively.  We are also in the process of translating into Russian and communicating the approved Employee Complaint, Securities Trading and Code of Ethics for our Chief Executive Officer, Chief Financial Officer and All Accounting and Financial Personnel policies to our employees.  This process will include procedures to ensure that compliance measures are adequately documented and renewed on an annual basis. We are also in the process of having a previously-approved Code of Business Conduct for all employees policy, which has been presented to and discussed by our Board of Directors, reviewed by Russian counsel to ensure that it will be compliant with Russian laws and regulations, prior to final submission to the Board for approval. Upon final approval of this policy, we will implement procedures to ensure that compliance measures are adequately documented and reviewed on an annual basis.

Personnel:

The Company has been understaffed as a result, in part, of the resignation of the Finance Director and the Internal Audit Manager at our primary operating subsidiary. We are diligently working to hire replacements for these key positions, as well as other staff with responsibilities relating to internal control over financial reporting.

Sarbanes-Oxley Preparedness

During 2005, with the assistance of outside consulting experts in internal control procedures, and upon the approval of our Audit Committee, we developed and commenced the process to document, test and otherwise prepare for anticipated compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Updates regarding this documentation and testing process were presented to and discussed with the Audit Committee on a quarterly basis during 2005.  The Company expects to continue this process during 2006 and to devote the necessary resources to achieve full compliance with these requirements during 2007.

About Moscow CableCom

Moscow CableCom Corp (NASDAQ NM: MOCC) is the US-based parent of a Moscow, Russia-based company that provides access to pay-TV and Internet services under the brand name “AKADO”. AKADO is in the process of expanding its hybrid fiber-coaxial network in Moscow to provide residential and business customers with comprehensive broadband services in digital cable TV and radio, and high-speed data transmission and Internet access. The Company has licenses to provide its services to 1.5 million homes and businesses in Moscow, through its proprietary agreements for use of the Moscow Fiber Optic Network (MFON), the largest high-speed transportation network in Moscow.  For more information on Moscow CableCom Corp. and AKADO, visit: www.moscowcablecom.com and www.akado.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may contain words such as “expects,” “anticipates,” “plans,” believes,” “projects” and words of similar meaning. These statements relate to our future business and financial performance, including AKADO's development, including its ability to attract new subscribers, to continue to expand its network, to achieve positive cash flow and its ability to raise funds for AKADO's development. These statements are based on management's best assessment of Moscow CableCom's and AKADO's strategic and financial position and of future market conditions and trends and involve substantial risks and uncertainties. The actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements, including lack of operating history of AKADO, liquidity difficulties, developments in the marketplace for cable services in Moscow, Russia, technological changes, operating in the Russian Federation, including general economic, political, social and tax conditions and legislative and regulatory matters affecting the cable industry, and changes in generally accepted accounting principles are described in the our Annual Report on Form 10-K for the year ended December 31, 2005 and other public filings made by us with the Securities and Exchange Commission, which descriptions are incorporated herein by reference. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

MOSCOW CABLECOM CORP.
Consolidated Balance Sheets
 (in thousands, except per share data)

	December 31,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$ 5,442	$ 1,817
Trading	3,322	-
Trade receivables, less allowance for doubtful accounts of $111 and $90	252	192
Inventories	1,237	681
Taxes receivable	3,523	1,751
Deferred costs, current	470	407
Deferred income taxes, current	16	-
Prepaid expenses and other current assets	1,845	682

Total current assets	16,107	5,530
Property, plant and equipment, net	25,730	17,423
Construction in progress and advances	9,563	4,547
Prepaid pension expense	5,111	4,927
Intangible assets, net	4,850	5,456
Goodwill	5,115	5,115
Investment in Institute for Automated Systems	7,128	7,585
Deferred costs, noncurrent	712	642
Other assets	716	539

Total assets	$ 75,032	$ 51,764
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$ 598	$ 4,598
Payable to affiliate	531	1,584
Accounts payable and accrue liabilities	4,849	4,158
Deferred revenue	354	392

Total current liabilities	6,332	10,732
Note payable to shareholder	20,211	-
Long-term debt, less current maturities	1,773	2,371
Other long-term obligations	720	832
Deferred revenue, noncurrent	380	380
Deferred income taxes	4,584	4,353

Total liabilities	34,000	18,668
Commitments and contingencies
Stockholders’ equity:
Series A cumulative convertible preferred stock	2,792	2,792
Series B convertible preferred stock, $.01 par value	45	-
Common stock, $.01 par value	89	88
Additional paid-in capital	66,243	35,246
Accumulated deficit	(27,957)	(4,850)
Treasury stock, at cost, 24,500 shares	(180)	(180)

Total stockholders’ equity	41,032	33,096

Total liabilities and stockholders’ equity	$ 75,032	$ 51,764

MOSCOW CABLECOM CORP.
Consolidated Statements of Operations
 (in thousands, except per share data)

	Year ended December 31,	Ten-month period ended December 31,	Fiscal year ended February 29,
	2005	2004	2004
Sales and revenues
Subscription revenue, connection fees and equipment sales	$10,373	$5,752	$ -
Other	230	380	-

Total revenue	10,603	6,132	-

Cost of sales
Services from related party	2,454	1,310	-
Salaries and benefits	1,348	1,143	-
Depreciation and amortization	2,177	1,451	-
Other	2,510	1,279	-

Total cost of sales	8,489	5,183	-

Gross margin	2,114	949	-

Operating expenses
Salaries and benefits	6,489	2,851	670
Depreciation	441	349	238
General and administrative	5,582	3,626	2,048

Total operating expenses	12,512	6,826	2,956

Operating loss	(10,398)	(5,877)	(2,956)

Other income (expense):
Equity in losses of Institute for Automated Systems	(457)	(347)	-
Equity in losses of Moscow Broadband Communication Ltd.	-	-	(643)
Investment income and other income	1,127	677	1,629
Interest expense	(2,452)	(317)	(245)
Foreign currency transactions (loss)gain	(107)	20	-
Loss from operations before income taxes	(12,287)	(5,844)	(2,215)
Income tax benefit	186	168	57
Add back of losses of subsidiaries prior to consolidation	-	525	-

Net loss	(12,101)	(5,151)	(2,158)
Preferred dividends	(225)	(190)	(282)
Beneficial conversion feature	(10,781)	-	-

Loss applicable to Common stockholders	$(23,107)	$(5,341)	$(2,440)
Loss per common share:
BASIC AND DILUTED:	$(2.61)	($0.62)	$(1.12)

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